                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-17235, 33-19437, and 33-30841) and in the Registration Statements on Form S-8 (Nos. 33-38747 and 33-59627) of Acme Metals Incorporated of our report dated January 25, 1999, appearing on page 30 of this Form 10-K.




/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP


Chicago, Illinois
March 17, 1999